                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                                ---------------

                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported: December 10, 1997 (November 13, 1997)

                             IAT MULTIMEDIA, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)

         Delaware                        0-22486                        13-3920210
-----------------------------     ---------------------      ---------------------------------
(State or Other Jurisdiction      (Commission File No.)      (IRS Employer Identification No.)
      of Incorporation)



Geschaftshaus Wasserschloss, Aarestrasse 17, CH-5300 Vogelsang-Turgi, Switzerland
----------------------------------------------------------------------------------------------
(Address of principal executive offices)                                           (Zip Code)



Registrant's telephone number, including area code: (011)(41)(56)223-5022



                                     N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

     This Form 8-K/A amends the Form 8-K of IAT Multimedia, Inc. (the "Company") filed on November 26, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

    The following financial information for FSE is attached hereto as Annex A:

    Independent Auditors' Report

    Balance Sheets as of December 31, 1995 and 1996

    Income Statements for the years ended December 31, 1994, 1995 and 1996

    Statements of Partners Capital for the years ended December 31, 1994, 1995 and 1996

    Statements of Cash Flows for the years ended December 31, 1994, 1995 and
    1996

    Notes to Financial Statements

    Balance Sheets as of September 30, 1996 and 1997 (unaudited)

    Income Statements for the Nine Months ended September 30, 1996 and 1997 (unaudited)

    Statements of Partners Capital for the Nine Months ended September 30, 1996 and 1997 (unaudited)

    Statements of Cash Flows for the Nine Months ended September 30, 1996 and 1997 (unaudited)

    Notes to the Unaudited Financial Statements


(b) Pro Forma Financial Information.

     Pro Forma financial statements, which give effect to the acquisition by the Company of FSE, are attached hereto as Annex B.

(c) Exhibits

                                   ANNEX A

                         INDEPENDENT AUDITORS' REPORT



To the Partners of FSE Computer-Handel GmbH & Co. KG, Pirmasens:

We have audited the accompanying balance sheets of FSE Computer-Handel GmbH & Co. KG, Pirmasens, as of December 31, 1995 and 1996, and the related statements of income, partners' capital accounts and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FSE Computer-Handel GmbH & Co. KG, Pirmasens, as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

The significant differences in the amounts due to partners resulting from variances between accounting principles generally accepted in Germany and those generally accepted in the United States are described in note 4 to the financial statements.


                                                Rothstein Kass & Company, P.C.


Roseland, New Jersey
December 7, 1997

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                                BALANCE SHEETS

                                                                           December 31,     December 31,
                                                                               1995             1996
                                                                                DM               DM
                                                                           --------------   -------------
                                           ASSETS
Current assets
 Cash ..................................................................     1,752,142        1,299,834
 Marketable securities  ................................................             0          231,972
 Accounts receivable ...................................................     2,930,308        1,872,498
 Merchandise inventory  ................................................     2,242,308        2,930,748
 Prepaid expenses ......................................................        16,416                0
                                                                             ---------        ---------
   Total current assets ................................................     6,941,174        6,335,052
                                                                             ---------        ---------
Noncurrent assets
 Leasehold improvements, operating equipment, furniture and fixtures ...       670,873          618,144
 Deferred tax receivable   .............................................         8,700                0
 Goodwill   ............................................................     1,166,424          975,082
                                                                             ---------        ---------
   Total noncurrent assets .............................................     1,845,997        1,593,226
                                                                             ---------        ---------
   Total assets   ......................................................     8,787,171        7,928,278
                                                                             =========        =========
                         LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
 Bank indebtedness   ...................................................           224                0
 Accounts payable ......................................................     3,679,366        1,538,252
 Loans payable .........................................................       227,565          205,000
 Payroll taxes and social security payable   ...........................       214,489          138,323
 Value-added tax payable   .............................................         6,211          182,520
 Other current taxes payable  ..........................................       863,061          761,125
 Accrued liabilities ...................................................       679,693          686,611
 Deferred taxes payable ................................................       197,472          265,400
 Due to limited partner ................................................     1,248,980        1,878,100
 Due to silent partner  ................................................             0            7,500
 Due to general partner ................................................             0          199,382
 Current portion of long-term bank loans  ..............................         7,829                0
                                                                             ---------        ---------
   Total current liabilities  ..........................................     7,124,890        5,862,213
                                                                             ---------        ---------
Noncurrent liabilities
 Long-term bank loan
 Ford bank AG  .........................................................         7,829                0
 Less: current portion  ................................................         7,829                0
                                                                             ---------        ---------
                                                                                     0                0
 Accrued pension liability .............................................        96,216                0
 Loan from silent partner  .............................................             0          500,000
                                                                             ---------        ---------
   Total noncurrent liabilities  .......................................        96,216          500,000
                                                                             ---------        ---------
   Total liabilities ...................................................     7,221,106        6,362,213
                                                                             ---------        ---------
Partners' capital
 Partners' fixed capital
 General partner  ......................................................             0                0
 Limited partner  ......................................................       250,000          250,000
 Limited partner's revaluation capital .................................     1,316,065        1,316,065
                                                                             ---------        ---------
   Total Partners' capital .............................................     1,566,065        1,566,065
                                                                             ---------        ---------
   Total Liabilities and partners' capital   ...........................     8,787,171        7,928,278
                                                                             =========        =========

               See accompanying notes to the financial statements

                 FSE COMPUTER-HANDEL GmbH & CO, KG, PIRMASENS

                               INCOME STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                               1994           1995           1996
                                                                DM             DM             DM
                                                            ------------   ------------   -----------
Net sales ...............................................   36,266,391     64,235,750     61,648,921
Cost of sales ...........................................   32,576,879     57,905,896     55,486,691
                                                            ----------     ----------     ----------
Gross margin   ..........................................    3,689,512      6,329,854      6,162,230
Selling expenses  .......................................    2,319,552      3,211,364      3,185,293
Administration expenses .................................      805,771        991,513      1,699,712
Other operating expenses   ..............................            0         65,588         24,628
                                                            ----------     ----------     ----------
Operating income  .......................................      564,189      2,061,389      1,252,597
Other income   ..........................................       81,481         12,133        131,516
Interest expense  .......................................       89,090         63,098         95,936
                                                            ----------     ----------     ----------
Net income before income and income-related taxes  ......      556,580      2,010,424      1,288,177
Provision for income and income-related taxes   .........      297,667        692,840        292,274
                                                            ----------     ----------     ----------
Net income ..............................................      258,913      1,317,584        995,903
                                                            ==========     ==========     ==========

               See accompanying notes to the financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                        STATEMENT OF PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



                                                            Limited Partner       Limited Partner
                                                             Fixed Capital      Revaluation Capital     Limited Partner
                                                                  DM                    DM                    DM
                                                            -----------------   ---------------------   ----------------
Balances January 1, 1994   ..............................       100,000                       0                    0
Net income ..............................................                                                    258,913
Reclassification of amount due to limited partner  ......                                                   (258,913)
                                                                -------               ---------            ---------
Balances December 31, 1994 ..............................       100,000                       0                    0
Net income ..............................................                                                  1,317,584
Contribution ............................................       150,000
Withdrawals .............................................                                                   (686,369)
Revaluation capital  ....................................                             1,316,065
Reclassification of amount due to limited partner  ......                                                   (631,215)
                                                                -------               ---------            ---------
Balances December 31, 1995 ..............................       250,000               1,316,065                    0
Net income ..............................................                                                    995,903
Withdrawals .............................................
Reclassification of amount due to limited partner  ......                                                   (995,903)
                                                                -------               ---------            ---------
Balances December 31, 1996 ..............................       250,000               1,316,065                    0
                                                                =======               =========            =========

               See accompanying notes to the financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                           STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996




                                                                 1994            1995              1996
                                                                  DM              DM                DM
                                                               ------------   ---------------   ---------------
OPERATING ACTIVITIES
 Net income   ..............................................      258,913        1,317,584           995,903
 Add: items not affecting cash
   Depreciation of equipment  ..............................      176,974          186,544           248,825
   Amortization of goodwill   ..............................            0                0           116,642
   Loss (gain) on disposal of equipment   ..................      (14,419)          20,857           (14,916)
   Gain on sale of marketable securities  ..................            0                0            (8,034)
   Pension expense   .......................................            0           96,216            44,758
   Deferred tax expense (recovery), current  ...............      158,000          (46,000)          142,628
   Deferred tax expense, noncurrent ........................        9,600           12,800                 0
 Increase (decrease) in cash from changes in non-cash assets and liabilities:
   Accounts receivable  ....................................     (463,099)      (1,592,949)        1,057,810
   Merchandise inventory   .................................     (505,802)        (797,951)         (688,440)
   Prepaid expenses  .......................................        3,012          (13,630)           16,416
   Bank indebtedness .......................................       (3,395)              80              (224)
   Accounts payable  .......................................      720,957        2,082,790        (2,141,114)
   Loans payable  ..........................................            0         (298,591)          (22,565)
   Payroll taxes and social security payable ...............       99,083           74,807           (76,166)
   Value-added tax payable .................................      (30,280)         (33,635)          176,309
   Other current taxes payable   ...........................      126,603          599,713          (101,936)
   Accrued liabilities  ....................................      142,610          341,001             6,918
   Current portion of long-term bank loans   ...............      456,623         (448,794)           (7,829)
   Due to silent partner   .................................            0                0             7,500
   Due to general partner  .................................            0                0            67,108
   Due to affiliate  .......................................     (291,667)               0                 0
                                                                 --------       ----------        ----------
 Cash inflow (outflow) from operating activities  ..........      843,713        1,500,842          (180,407)
                                                                 --------       ----------        ----------
FINANCING ACTIVITIES .......................................
 Decrease in long-term bank loans ..........................     (142,171)          (7,829)                0
 Loan from silent partner   ................................            0                0           500,000
 Increase in limited partner's fixed capital  ..............      100,000                0                 0
 Increase (decrease) in amount due to limited partner  .....     (192,739)         520,263          (366,783)
 Withdrawal  ...............................................            0         (686,369)                0
                                                                 --------       ----------        ----------
Cash inflow (outflow) from financing activities ............     (234,910)        (173,935)          133,217
                                                                 --------       ----------        ----------
INVESTING ACTIVITIES .......................................
 Proceeds from sale of equipment  ..........................       18,694          115,565            19,935
 Proceeds from sale of marketable securities  ..............            0                0         1,129,868
 Purchase of equipment   ...................................      (26,991)        (323,352)         (201,115)
 Purchase of marketable securities   .......................            0                0        (1,353,806)
                                                                 --------       ----------        ----------
Cash outflow from investing activities .....................       (8,297)        (207,787)         (405,118)
                                                                 --------       ----------        ----------
CASH INFLOW (OUTFLOW) DURING YEARS  ........................      600,506        1,119,120          (452,308)
CASH, BEGINNING OF YEARS   .................................       32,516          633,022         1,752,142
                                                                 --------       ----------        ----------
CASH, END OF YEARS   .......................................      633,022        1,752,142         1,299,834
                                                                 ========       ==========        ==========
Supplementary cash flow information:
 Cash paid during the year for interest   ..................       90,037           62,176            84,528
                                                                 ========       ==========        ==========
 Cash paid during the year for income and
   income-related taxes ....................................        3,464          126,327           251,582
                                                                 ========       ==========        ==========

               See accompanying notes to the financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                           STATEMENTS OF CASH FLOWS
       FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 (Continued)





                                                                     1994         1995           1996
                                                                      DM           DM             DM
                                                                    --------   -------------   -------------
Supplemental schedule of non-cash financing activities:
Transfer of assets from entities under common control not
 affecting cash:
 Leasehold improvements transferred in   ........................    176,824
 Transfer in of deferred tax asset ..............................     59,700
                                                                     -------
 Change in amount due to affiliates   ...........................    236,524
                                                                     =======
Changes in assets and liabilities from the revaluation due to the application of push-down accounting not affecting cash:
 Loan granted by Mr. Strauss ....................................                (526,156)
 Current deferred income tax payable  ...........................                (166,706)
 Noncurrent deferred income tax assets   ........................                 228,397
 Valuation allowance on noncurrent deferred income tax assets                    (266,597)
 Current deferred income tax assets   ...........................                 185,234
 Inventory ......................................................                 339,547
 Leasehold improvements   .......................................                 276,997
 Automobiles  ...................................................                  30,074
 Operating equipment   ..........................................                  45,685
 Furniture and fixtures   .......................................                   3,166
 Goodwill  ......................................................               1,166,424
                                                                                ---------
 Revaluation capital   ..........................................               1,316,065
                                                                                =========
 Noncash change in pension liability due to:
   Deferred tax receivable transferred   ........................                                   8,700
   Amount of pension obligation transferred .....................                                (140,974)
                                                                                                 --------
   Change in amount due to general partner  .....................                                (132,274)
                                                                                                 ========

               See accompanying notes to the financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

1) Business and Organization:

     FSE Computer-Handel GmbH & Co. KG, Pirmasens ("the Company") is a German GmbH & Co. KG (Gesellschaft mit beschrankter Haftung and Company Kommanditgesellschaft), a German limited partnership with a German GmbH (a German limited liability company) as general partner. FSE Computer-Handel Verwaltungsgesellschaft mbH, Mainz is the Company's sole general partner. The Company's registered offices, head office and seat of business operations are located in Pirmasens, Rhineland-Palatinate, Germany, but a retail store is also maintained in Kaiserslautern, Rhineland-Palatinate.

     The Company sells computer hardware, peripherals and accessories to businesses, institutions and government agencies principally in Germany through its direct sales force and its retail stores. The Company also engages in mail-order sales.

2) Reorganization:

     The Company was originally founded in 1987 as a sole proprietorship named "Frank-Strauss-Elektronik" by Mr. Frank Strauss. In 1991 the net assets and business of the proprietorship were transferred by Mr. Strauss to the GmbH "FSE Computer Handelsgesellschaft mbH" in exchange for 100 percent of the GmbH-ownership interests. On December 21, 1995 Mr. Strauss sold 100 percent of his GmbH interests to Dr. Alfred Simmet. Under an owner's resolution dated July 26, 1996 notarized on August 1, 1996 Dr. Simmet resolved to convert the Company from a GmbH into a GmbH & Co. KG, its present legal form, in accordance with SectionSection 190 ff. i.V.m. SectionSection 226 Umwandlungsgesetz (Article 190 et seq. in connection with Articles 226 of the German Conversion Law). The conversion became legally effective on September 17, 1996 upon the notarized resolution having been registered at the Amtsgericht Pirmasens (Official Court Pirmasens). Through this conversion, Dr. Simmet became the sole limited partner and FSE Computer-Handel Verwaltungsgesellschaft mbH, Mainz, which is 100 percent owned by Dr. Simmet, became the sole general partner.

     The limited partnership is an unincorporated business and these financial statements do not include all of the assets, liabilities, revenues and expenses of the individual partners, and in particular, of the general partner.

3) Summary of Significant Accounting Policies:

     a) Basis of Presentation and Preparation

     These financial statements have been prepared in German marks ("DM") in conformity with accounting principles generally accepted in the United States. The effect of material differences between the financial statements prepared in accordance with the German Commercial Code and those prepared in conformity with accounting principles generally accepted in the United States on the amounts due to partners are disclosed in note 4.

     b) Accounting for Changes in Legal Form, Transfers and Exchanges between Entities under Common Control, and Business Combinations

     The transfer of the net assets of the proprietorship
"Frank-Strauss-Elektronik" to FSE Computer Handelsgesellschaft mbH by Mr. Frank Strauss in exchange for 100% of its ownership interests has been recorded at historical cost similar to that in pooling of interests accounting. Similarly, leasehold improvements and bank loans payable transferred by affiliates under common control in 1994 have been recorded at historical cost.

     Because Dr. Simmet acquired all of the ownership interests of FSE Computer Handelsgesellschaft mbH on December 21, 1995, the financial statements as of December 31, 1995 reflect the application of push-down accounting, in which a new basis of accounting for the purchased assets and liabilities has been established. The net purchase price of DM 3,092 thousand for the Company exceeded the net book value of the assets as at December 21, 1995 by some DM 1,316 thousand.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

3) Summary of Significant Accounting Policies -- (Continued):
     The adjustments to the book values of the identifiable assets and liabilities of the Company to fair market value are summarized as follows:



                                                                           DM '000
                                                                           --------
     Loan payable to Mr. Strauss out of capital otherwise transferred .     (526)
     Inventory .........................................................      340
     Leasehold improvements   ..........................................      277
     Operating and office equipment (including automobiles) ............       76
     Furniture and fixtures   ..........................................        3
     Current deferred tax liabilities, net   ...........................       18
     Noncurrent deferred tax assets, net  ..............................      228
     Valuation allowance for deferred tax assets   .....................     (266)
     Goodwill (see f)   ................................................    1,166
                                                                            -----
                                                                            1,316
                                                                            =====

     The new basis of accounting is reflected in partners' capital as revaluation capital. Because the purchase occurred a few business days before the end of the year and business in 1995 subsequent to purchase was negligible, it is assumed that no income was earned subsequent to purchase to December 31, 1995.

     The conversion of FSE Computer Handelsgesellschaft mbH into FSE Computer-Handel GmbH & Co. KG effective on September 17, 1996 was accounted for at historical cost in a manner similar to that in pooling of interest accounting.

     Under pooling of interests accounting, the comparative figures of prior years presented are restated on a combined basis as if companies had been combined since the beginning of the earliest date presented. Therefore, the equity in the Company of prior years has been restated to present the Company as if it had been a limited partnership since inception.

     c) Marketable Securities

     Marketable Securities are accounted for in accordance with SFAS No. 115, in which "Available-for-sale Securities" are reported at fair value and unrealized holding gains and losses, if material, are reported as a separate component of partners' equity. The cost of marketable securities is calculated on a moving weighted average basis.

     d) Inventory

     Inventory items are valued individually at the lower of cost or market, with cost determined on a moving weighted average basis for like items.

     e) Leasehold Improvements, Operating Equipment, Furniture and Fixtures

     Leasehold improvements, operating equipment, furniture and fixtures are stated at cost net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the individual assets as follows:

       Leasehold improvements .......................................   Over term of lease
       Operating and office equipment (including automobiles)  ......   2 - 5 years
       Furniture and fixtures .......................................   3 years

     f) Goodwill

     Goodwill is stated at cost less accumulated amortization. The goodwill relating to the purchase of the business by Dr. Simmet from Mr. Strauss is being amortized over its estimated useful life of ten years. Recognized tax benefits for tax deductions for which valuation allowances have been recognized for deferred tax assets at acquisition are applied to reduce goodwill related to that acquisition.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

3) Summary of Significant Accounting Policies -- (Continued):
     g) Pension Obligations

     Pension obligations are accounted for under the provisions of Statement of Financial Accounting Standards No. 87 "Employers' Accounting for Pensions" in which the minimum liability disclosed in the balance sheet is the sum of the accumulated benefit obligation and accrued pension cost and pension cost is the sum of service costs, interest on the projected benefit obligation, prior service costs and gains or losses resulting from changes in the amount of the projected benefit obligation. Since the pension plan is unfunded, no determination of the value of plan assets is required.

     h) Fair Value of Financial Instruments

     The fair values of the Company's assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards No. 107 approximate the carrying amounts presented in the balance sheets.

     i) Revenue Recognition

     Revenue is recognized when the merchandise has been delivered to the customer and the significant risks and rewards of ownership have been transferred from the Company to the customer.

     j) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     k) Foreign Exchange

     Foreign exchange gains and losses on transactions during the period are reflected in income. Assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date.

     l) Income Taxes

     The Company complies with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed based on differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in future, based on enacted laws and rates applicable to the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

4) Significant Differences Between U.S. GAAP and German Accounting Principles Resulting in Limitations on Partner Withdrawals:

     These financial statements prepared under U.S. GAAP deviate significantly from the statements prepared under German accounting principles. Under German law, the amounts that can be withdrawn from the partnership are defined by German accounting law rather than by U.S. GAAP. As at December 31, 1996 the financial statements in accordance with German accounting principles disclose an amount due to limited partner equal to DM 968,644, which is the amount that is owed the limited partner under German law, rather than the DM 1,878,100 as disclosed under U.S. GAAP. In addition, German accounting principles do not allow the application of push-down accounting and therefore no revaluation capital is included in the limited partner's capital accounts in the financial statements prepared under German accounting principles.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

5) Specific Provisions of the Partnership Agreement:

     Under the limited partnership agreement, the limited partner, Dr. Simmet, has fixed limited partner's capital of DM 250,000 and the general partner, which has unlimited liability and is charged with managing the Company, has no fixed capital in the limited partnership. The Company is to reimburse all expenses incurred by the general partner in connection with its activities as general partner. In addition, the general partner is to receive a risk premium of DM 5,000 per year for providing its unlimited liability. The general partner does not participate in the profits of the Company or in its losses insofar as the losses do not cause its insolvency.

     A current account is to be maintained for each partner, in which transactions between each partner and the limited partnership are recorded. Losses are to be recorded in special accumulated loss accounts. A separate account is to be maintained for reserves held jointly and severally by the partners. Partners' current account balances at the end of each month bear interest at 2% annually above the current German Bundesbank discount rate. Ten percent of the net income for the year after the deduction of the general partner's risk premium and expense reimbursements are to be set aside as a joint and severally held capital reserve of the partnership, as long as no accumulated losses remain on the partners' special loss accounts. The remaining net income is to be credited to the partners' current accounts.

     In a general meeting of the partners on November 22, 1996, the partners agreed to waive their right to interest on their current accounts and also waived the creation of the capital reserve for the period ended December 31, 1996.

6) Silent Partner:

     Under a silent partnership agreement dated January 1, 1996, Mittelstandische Beteiligungsgesellschaft Rheinland-Pfalz mbH, Mainz ("MBG") provided DM 500,000 in capital to the Company to assist in the financing of Dr. Simmet's purchase of the Company. The silent partnership terminates on December 30, 2002. For the capital provided, MBG receives annual fixed compensation equal to 7% of the capital provided payable quarterly. In addition, MBG receives a share of annual net income for tax purposes, before special write-downs and special items with an equity portion, of the Company not exceeding 1.5% of its capital contribution and not exceeding 50% of the annual net income of the Company. Unpaid amounts are accumulated and are payable in subsequent years. MBG does not participate in the losses of the Company insofar as it does not become insolvent: MGB's capital contribution is subordinated to that of other creditors but ranks ahead of the liabilities due to general and limited partners.

     MBG has the right to represent its interests on any supervisory board of the Company and its approval is required for any changes in the ownership structure of the Company.

     Because MBG does not participate in the losses of the Company and its capital contribution receives a fixed compensation amount based on the size of the contribution, which is analogous to interest, in economic substance the capital contribution is a long-term loan rather than partnership capital. Consequently, the MBG's interests in the Company are treated as a long-term loan in these financial statements.


7) Marketable Securities:

     Marketable securities consists of 30 Commerzbank US Dollar Money Market Fund interest-bearing investment certificates which are being held as "Available-for-sale Securities". The securities were purchased at a cost not materially different from the market value presented in the balance sheet. Other income for the year ended December 31, 1996 includes a gross gain (equal to the net gain) of DM 8,034 from the sale of marketable securities purchased at a cost of DM 1,121,834.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

8) Leasehold Improvements, Operating Equipment, Furniture and Fixtures:

     Leasehold improvements, operating equipment (including automobiles), furniture and fixtures are as follows at December 31, 1995 and 1996:

                                                           1995          1996
                                                            DM            DM
                                                         -----------   ----------
Leasehold improvements  ..............................     439,842        451,200
Automobiles ..........................................     260,030        307,820
Operating and office equipment   .....................     495,663        597,542
Furniture and fixtures  ..............................      46,267         46,265
                                                           -------        -------
                                                         1,241,802      1,402,827
Less accumulated depreciation and amortization  ......     570,929        784,683
                                                         ---------      ---------
                                                           670,873        618,144
                                                         =========      =========

9) Goodwill:

     Goodwill relates to the application of push-down accounting as noted in
Note 3b. The development of goodwill during the year 1996 is depicted as follows:

                                                                                   DM '000
                                                                                   --------
Goodwill per acquisition  ......................................................    1,166
Amortization of goodwill  ......................................................     (116)
                                                                                    -----
Reduction of goodwill due to recognition .......................................    1,050
 of tax benefit for which a valuation allowance had been accrued at acquisition       (75)
                                                                                    -----
Goodwill as at December 31, 1996   .............................................      975
                                                                                    =====

     The accumulated amortized goodwill as of December 31, 1996 was DM 116 thousand.

10) Long-term Bank Loan:

     The long-term bank loan related to a car finance loan which bore interest at 4.4% and was discharged in 1996.

11) Loan Payable:

     The loan as at December 31, 1996 is payable to the former owner of the Company, Mr. Strauss, and is unsecured, bears interest at 7% per annum as of October 1, 1995 and is due in January 1997. The loan was repaid in 1997.

12) Accrued Liabilities:

     Accrued liabilities as at December 31, 1995 and 1996 include DM 385,000 and DM 370,000, respectively, estimated liability for warranties.

13) Accrued Pension Liability:

     Under the terms of a pension agreement signed by the Company on December 22, 1995, Dr. Simmet is to receive a defined benefit pension with survivor's benefits for his wife upon his reaching the age of 65. The pension includes provisions for payment in case of disability or if he leaves the firm after reaching the age of 60. The pension vests as of plan inception. The monthly pension amount is calculated based upon 40% of the monthly gross salary received before retirement, but includes increases based on Class A16 civil servants' pension increases of the Federal Republic of Germany. His wife is to receive 60% of the pension as survivor's benefits in the event of his decease. The pension plan is entirely unfunded.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

13) Accrued Pension Liability -- (Continued):
     The pension liability and cost was based upon the report of an actuary with the following assumptions: a 6% interest rate, an average 3% increase in gross salary per year, and an average 2% increase in pensions per year for civil servants Class A16.

     As at December 31, 1995 the accumulated benefit obligation of DM 96,216 presented in the balance sheet does not materially deviate from the projected benefit obligation of DM 116,790. Included in the income statement as pension expense for 1995 is the increase in the accumulated benefit obligation from plan inception of DM 96,216. The pension cost relates to service costs only.

     As part of the conversion of the Company from a GmbH to a limited partnership on September 17, 1996, the general partner accepted the obligations under the pension plan.

14) Income Taxes:

     No provision for corporate income tax has been made in these financial statements for the year 1996, since the Company, as a limited partnership, is not subject to this tax as of January 1, 1996. The financial statements for the year 1996 include only provisions for income-related business taxes levied at a local level. Both resident and nonresident incorporated partners of the Company would be subject to German corporate tax on income earned from the partnership; both resident and nonresident natural persons would be subject to income tax on income earned from the partnership.

     The tax rates applied to the years ended December 31, 1994 and 1995 were calculated from the combined effect of both the locally-levied business income tax and the corporate income tax levied at the state level.

                                                                           December 31,     December 31,
                                                                               1995             1996
                                                                                DM               DM
                                                                           --------------   -------------
Components of net deferred tax liabilities or assets:
 Total current deferred tax liabilities at applicable tax rate  ........       235,706         316,800
                                                                               =======         =======
 Total current deferred tax assets at applicable tax rate ..............        38,234          51,400
                                                                               =======         =======
 Total noncurrent deferred tax assets at applicable tax rate ...........       275,297         191,897
                                                                               =======         =======
 Valuation allowance for noncurrent deferred tax assets   ..............       266,597         191,897
                                                                               =======         =======
Approximate tax effect of temporary differences and carryforwards before valuation allowances tax benefit (tax liability):
 Allowance for doubtful accounts  ......................................                         5,700
 Accrued liability for warranties ......................................      (161,000)       (177,000)
 Differences in step up at purchase between GAAP and tax:
  Inventory  ...........................................................       (36,472)
  Leasehold improvements ...............................................       176,890         139,000
  Automobiles   ........................................................         6,108
  Operating and office equipment  ......................................        17,454
  Lease contract   .....................................................        66,145          52,897
 Pension obligation   ..................................................         8,700
 Inventory valuation  ..................................................                      (139,800)
 Loans payable valuation ...............................................                        15,800
 Value-added tax liability valuation ...................................                         4,000
 Other taxes payable valuation .........................................                        19,000
 Due to general partner valuation ......................................                         6,900
                                                                              --------        --------
 Net temporary differences  ............................................        77,825         (73,503)
                                                                              ========        ========

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

14) Income Taxes -- (Continued):

                                                                    1994           1995             1996
                                                                     DM             DM               DM
                                                                  ------------   --------------   --------------
Significant components of income tax expense attributable to continuing operations:
 Current tax expense  .........................................     130,067          726,040          149,646
 Deferred tax expense (recovery)  .............................     138,600          (33,200)          67,928
 Benefits of operating loss carryforwards (without expiry date)      29,000                0                0
 Tax expense resulting from allocation of tax benefits to
  reduce goodwill   ...........................................           0                0           74,700
                                                                    -------      ------------         -------
                                                                    297,667          692,840          292,274
                                                                    =======      ============         =======
Reconciliation of reported income tax expense to amount of
 income tax expense resulting from applying statutory tax
 rates:
Income tax expense resulting from applying statutory tax rates
 Income before tax   ..........................................     556,580       2,010,423         1,288,177
 Combined statutory tax rate  .................................        51.3%             54%               19%
                                                                    -------      ------------       ---------
 Notional income tax expense  .................................     285,526       1,085,628           244,754
                                                                    =======      ============       =========
Reconciliation to reported income tax expense
 Reported income tax expense  .................................     297,667         692,840           292,274
 Tax effect of permanent differences:
   Deemed dividend for tax purposes ...........................     (13,600)
   Corporate tax component of temporary differences not
    subject to valuation allowances that will not reverse
    due to conversion of Company from corporation to
    limited partnership .......................................                     348,000
   Tax expense from reduction of goodwill for tax benefit
    previously allowed for ....................................                                       (74,700)
   Component II goodwill amortization  ........................                                        22,200
   Miscellaneous items  .......................................       1,459          44,788             4,980
                                                                    -------      ------------       ---------
                                                                    285,526       1,085,628           244,754
                                                                    =======      ============       =========

15) Financial Commitments:

     Future annual commitments under operating leases requiring annual rental payments are estimated as follows:
                                   DM
                                 --------
1997  ........................     99,414
1998  ........................     93,099
1999  ........................          0
2000  ........................          0
2001  ........................          0
Thereafter  ..................          0
                                   ------
                                  192,513
                                  =======

     During 1994, 1995 and 1996 expenses incurred under operating leases amounted to DM 149,909, DM 99,483, and DM 99,414, respectively.

     The Company has two long-term contracts for services which result in financial commitments of approximately DM 210,000 for 1997 and DM 10,000 for 1998. The expense incurred for such services amounted to DM 0 in 1995 and 1994 and DM 191,000 for 1996.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                       NOTES TO THE FINANCIAL STATEMENTS

16) Related Party Transactions:

     During 1996 the Company reimbursed DM 511,537 in expenses incurred by the general partner on behalf of the Company. DM 506,537 of these expenses had been charged by the Company to the general partner. Other transactions with the limited partner and the silent partner are presented in the statement of partners' current accounts. On October 1, 1995 the Company signed an agreement with Dr. Simmet whereby he is to manage the Company as managing director. Under the agreement, Dr. Simmet is to receive a gross salary totalling DM 25,000 per month plus a bonus equal to 10% of income before taxes and bonuses under German accounting principles. This agreement remained effective after the change in ownership of the Company.

     Dr. Simmet's wife is employed by the Company as an administrative assistant at a gross salary of DM 5,548 per month.

17) Contingencies:

     The Company has given guarantees on a DM 1,233,330 bank loan granted to Dr. Simmet from the Kreissparkasse Kusel. In particular, the Company has given a general guarantee and has pledged its merchandise inventory and trade accounts receivable as well as its leasehold improvements, operating and office equipment (including automobiles), furniture and fixtures.

     In the ordinary course of business activities, the Company may become contingently liable for litigation and claims with customers, suppliers and former employees. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of any such contingencies which may arise will not have a material adverse effect on the financial position of the Company. Management believes that the provisions made for contingent losses for estimated future warranty claims (see note 12) are adequate.

18) Subsequent Events:

     On November 13, 1997, 100% of the general partnership interest of the Company and 80% of the limited partnership interests in the Company were sold for an aggregate purchase price of DM 6,400,000, subject to certain adjustments as defined. Pursuant to the agreement an amount up to an additional 10% limited partnership interest may be sold to the purchaser for DM 1 million, subject to certain conditions, and the remaining 10% may be sold to certain managers of the Company for DM 800,000, subject to certain conditions. The purchase price will be paid in cash of DM 3.2 million on November 18, 1997, DM 1.6 million in cash payable on March 13, 1998 and DM 1.6 million of common stock on the date of issuance (146,949 shares) of IAT Multimedia, Inc., the purchaser. In connection with the sale, the Company's general guarantee and pledge of certain of its assets to Kreissparkasse Kusel (see note 17) have been released. In addition, the Company entered into a two year employment agreement with Dr. Simmet, the selling partner. The agreement provides for a monthly salary of DM 25,000.

     On November 15, 1997, the Company repaid all amounts due to the Company's silent partner.

                 FSE COMPUTER-HANDEL GmbH & CO, KG, PIRMASENS

          UNAUDITED BALANCE SHEETS AS OF SEPTEMBER 30, 1996 AND 1997



                                                              1996          1997
                                                               DM            DM
                                                            -----------   ----------
                                  Assets
Current assets
   Cash  ................................................   1,707,974      1,447,697
   Marketable securities   ..............................   1,121,834        893,427
   Accounts receivable  .................................   2,406,131      2,658,304
   Merchandise inventory   ..............................   2,793,704      2,235,734
   Prepaid expenses  ....................................      12,792         21,315
                                                            ---------      ---------
     Total current assets  ..............................   8,042,435      7,256,477
                                                            ---------      ---------
Noncurrent Assets .......................................
   Leasehold improvements, operating equipment, furniture
    and fixtures  .......................................     641,771        736,510
   Goodwill .............................................   1,018,004        852,502
                                                            ---------      ---------
     Total noncurrent assets  ...........................   1,659,775      1,589,012
                                                            ---------      ---------
     Total assets .......................................   9,702,210      8,845,489
                                                            =========      =========
                 Liabilities and Partners' Capital
Liabilities
 Current liabilities
   Bank indebtedness ....................................       3,021              0
   Accounts payable  ....................................   4,359,476      3,039,594
   Loans payable  .......................................     239,512              0
   Payroll taxes and social security payable ............           0         99,571
   Value-added tax payable ..............................       2,090         69,597
   Other current taxes payable   ........................     849,698         19,274
   Accrued liabilities  .................................     549,682        650,758
   Deferred taxes payable  ..............................     211,000        280,000
   Due to limited partner  ..............................   1,222,608      2,359,985
   Due to silent partner   ..............................      15,250          7,125
   Due to general partner  ..............................     183,808        253,520
                                                            ---------      ---------
    Total current liabilities ...........................   7,636,145      6,779,424
Noncurrent liabilities
 Loan from silent partner  ..............................     500,000        500,000
                                                            ---------      ---------
  Total liabilities  ....................................   8,136,145      7,279,424
                                                            ---------      ---------
Parnters' Capital
 Partners' fixed capital
  General partner .......................................           0              0
  Limited partner .......................................     250,000        250,000
 Limited partner's revaluation capital ..................   1,316,065      1,316,065
                                                            ---------      ---------
  Total partners' capital  ..............................   1,566,065      1,566,065
                                                            ---------      ---------
    Total liabilities and partners' capital  ............   9,702,210      8,845,489
                                                            =========      =========

          See accompanying notes to the unaudited financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

             UNAUDITED INCOME STATEMENTS FOR THE NINE MONTHS ENDED
                          SEPTEMBER 30, 1996 AND 1997




                                                           1996           1997
                                                            DM             DM
                                                        ------------   -----------
Net sales ...........................................   43,292,061     46,356,386
Cost of sales  ......................................   39,634,365     41,829,606
                                                        ----------     ----------
Gross margin  .......................................    3,657,696      4,526,780
Selling expenses ....................................    2,121,243      2,311,881
Administration expenses   ...........................    1,190,907      1,433,268
Other operating expenses  ...........................       15,065         26,495
                                                        ----------     ----------
Operating income ....................................      330,481        755,136
Other income  .......................................      166,605        327,187
                                                        ----------     ----------
Income before interest and income taxes  ............      497,086      1,082,323
Interest expense ....................................       87,041         72,020
                                                        ----------     ----------
Income before income and income-related taxes  ......      410,045      1,010,303
Provision for income and income-related taxes  ......       98,778        227,863
                                                        ----------     ----------
Net income  .........................................      311,267        782,440
                                                        ==========     ==========

          See accompanying notes to the unaudited financial statements

                 FSE COMPUTER-HANDEL GMBH & CO. KG, PIRMASENS

                   UNAUDITED STATEMENTS OF PARTNERS' CAPITAL
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997




                                                               Limited              Limited
                                                               Partner              Partner            Limited
                                                            Fixed Capital     Revaluation Capital      Partner
                                                                 DM                   DM                 DM
                                                            ---------------   ---------------------   -------------
Balances January 1, 1996   ..............................      250,000             1,316,065                   0
Net income  .............................................                                                311,267
Reclassification of amount due to limited partner  ......                                               (311,267)
                                                               -------             ---------            --------
Balances September 30, 1996   ...........................      250,000             1,316,065                   0
                                                               =======             =========            ========
Balances January 1, 1997   ..............................      250,000             1,316,065                   0
Net income  .............................................                                                782,440
Reclassification of amount due to limited partner  ......                                               (782,440)
                                                               -------             ---------            --------
Balances September 30, 1997   ...........................      250,000             1,316,065                   0
                                                               =======             =========            ========

          See accompanying notes to the unaudited financial statements

                 FSE COMPUTER-HANDEL GmbH & CO, KG, PIRMASENS

                      UNAUDITED STATEMENTS OF CASH FLOWS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997



                                                                              1996              1997
                                                                               DM                DM
                                                                           ---------------   ---------------
OPERATING ACTIVITIES:
 Net income  ...........................................................        311,267           782,440
 Add: items not affecting cash
   Depreciation of equipment ...........................................        182,943           235,646
   Amortization of goodwill   ..........................................         87,482            87,480
   Gain on disposal of equipment .......................................        (14,925)           (7,021)
   Gain on sale of marketable securities  ..............................              0           (39,125)
   Pension expense   ...................................................         44,758                 0
   Deferred tax expense ................................................         74,466            49,700
 Increase (decrease) in cash from changes in non-cash assets and liabilities:
   Accounts receivable  ................................................        524,177          (785,806)
   Merchandise inventory   .............................................       (551,396)          695,014
   Prepaid expenses  ...................................................          3,624           (21,315)
   Bank indebtedness ...................................................         (5,032)                0
   Accounts payable  ...................................................        680,110         1,501,342
   Loans payable  ......................................................         11,947          (205,000)
   Value-added tax payable .............................................         (4,121)         (112,923)
   Payroll taxes and social security payable ...........................       (214,489)          (38,752)
   Other current payable   .............................................        (13,363)         (741,851)
   Due to silent partner   .............................................         15,250              (375)
   Due to general partner  .............................................         51,534            54,138
   Accrued liabilities  ................................................       (130,011)          (35,853)
                                                                               --------         ---------
 Cash inflow from operating activities .................................      1,054,221         1,417,739
                                                                              ---------         ---------
FINANCING ACTIVITIES:
 Loan from silent partner  .............................................        500,000                 0
 Decrease in amount due to limited partner   ...........................       (337,639)         (300,555)
                                                                              ---------         ---------
 Cash inflow (outflow) from financing activities   .....................        162,361          (300,555)
                                                                              ---------         ---------
INVESTING ACTIVITIES:
 Proceeds from sale of equipment .......................................         19,935            18,051
 Proceeds from sale of marketable securities ...........................              0           861,598
 Purchase of marketable securities  ....................................     (1,121,834)       (1,483,928)
 Purchase of equipment  ................................................       (158,851)         (365,042)
                                                                             ----------        ----------
 Cash outflow from investing activities   ..............................     (1,260,750)         (969,321)
                                                                             ----------        ----------
CASH INFLOW (OUTFLOW) DURING PERIODS   .................................        (44,168)          147,863
CASH, BEGINNING OF PERIODS .............................................      1,752,142         1,299,834
                                                                             ----------        ----------
CASH, END OF PERIODS ...................................................      1,707,974         1,447,697
                                                                             ==========        ==========
Supplemental disclosures of cash flow information:
 Cash paid during the periods for interest .............................         68,041            47,190
                                                                             ==========        ==========
 Cash paid during the periods for income and income-related taxes  .....         37,675           920,014
                                                                             ==========        ==========

         See accompanying notes to the unaudited financial statements

                 FSE COMPUTER-HANDEL GmbH & CO, KG, PIRMASENS

                       UNAUDITED STATEMENTS OF CASH FLOWS
       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 (CONTINUED)



                                                            1996           1997
                                                             DM            DM
                                                          -------------   ------
Supplemental disclosure of non-cash financing activity:
Noncash change in pension liability due to:
 Deferred tax receivable transferred ..................        8,700         --
 Amount of pension obligation transferred  ............     (140,974)        --
                                                            --------      ------
 Change in amount due to general partner   ............     (132,274)        --
                                                            ========      ======

          See accompanying notes to the unaudited financial statements

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1) Business and Organization:

     FSE Computer-Handel GmbH & Co. KG, Pirmasens ("the Company") is a German GmbH & Co. KG (Gesellschaft mit beschrankter Haftung and Company Kommanditgesellschaft), a German limited partnership with a German GmbH (a German limited liability company) as general partner. FSE Computer-Handel Verwaltungsgesellschaft mbH, Mainz is the Company's sole general partner. The Company's registered offices, head office and seat of business operations are located in Pirmasens, Rhineland-Palatinate, Germany, but a retail store is also maintained in Kaiserslautern, Rhineland-Palatinate. The Company's fiscal year is the calender year.

     The Company sells computer hardware, peripherals and accessories to businesses, institutions and government agencies principally in German through its direct sales force and its retail stores. The Company also engages in mail-order sales.

2) Reorganization:

     The Company was originally founded in 1987 as a sole proprietorship named "Frank-Strauss-Elektronik" by Mr. Frank Strauss. In 1991 the net assets and business of the proprietorship were transferred by Mr. Strauss to the GmbH "FSE Computer Handelsgesellschaft mbH" in exchange for 100 percent of the GmbH-ownership interests. On December 21, 1995 Mr. Strauss sold 100 percent of his GmbH interests to Dr. Alfred Simmet. Under an owner's resolution dated July 26, 1996 notarized on August 1, 1996 Dr. Simmet resolved to convert the Company from a GmbH into a GmbH & Co. KG, its present legal form, in accordance with Sections 190 ff. i.V.m. Sections 226 Umwandlungsgesetz (Article 190 et seq. in connection with Articles 226 of the German Conversion
Law). The conversion became legally effective on September 17, 1996 upon the notarized resolution having been registered at the Amtsgericht Pirmasens (Official Court Pirmasens). Through this conversion, Dr. Simmet became the sole limited partner and FSE Computer-Handel Verwaltungsgesellschaft mbH, Mainz, the sole general partner, which is 100% owned by Dr. Simmet.

     The limited partnership is an unincorporated business and these financial statements do not include all of the assets, liabilities, revenues and expenses of the partners, and in particular, of the general partner.

3) Significant Accounting Policies:

 a) Basis of Presentation and Preparation

     These financial statements have been prepared in German marks ("DM") in conformity with accounting principles generally accepted in the United States. The effect of material differences between the financial statements prepared in accordance with the German Commercial Code and those prepared in conformity with accounting principles generally accepted in the United States on the amounts due to partners is disclosed in note 4.

 b) Accounting for Changes in Legal Form, Transfers and Exchanges between Entities under Common Control, and Business Combinations

      The transfer of the net assets of the proprietorship "Frank-Strauss-Elektronik" to FSE Computer Handelsgesellschaft mbH by
    Mr. Frank Strauss in exchange for 100 % of its ownership interests has been recorded at historical cost similar to that in pooling of interests accounting. Similarly, leasehold improvements and bank loans payable transferred by affiliates under common control in 1994 have been recorded at historical cost.

      Because Dr. Simmet acquired all of the ownership interests of FSE Computer Handelsgesellschaft mbH on December 21, 1995, the financial statements since December 21, 1995 reflect the application of push-down accounting, in which a new basis of accounting for the purchased assets and liabilities has been established. The net purchase price of DM 3,092 thousand for the Company exceeded the net book value of the assets as at December 21, 1995 by some DM 1,316 thousand.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS


  The adjustments to the book values of the identifiable assets and liabilities of the Company to fair market value are summarized as follows:

                                                                          DM '000
                                                                          --------
    Loan payable to Mr. Strauss out of Capital otherwise transferred ..    (526)
    Inventory  .........................................................     340
    Leasehold improvements .............................................     277
    Operating and office equipment (including autos)  ..................      76
    Furniture and fixtures .............................................       3
    Current deferred tax liabilities, net ..............................      18
    Noncurrent deferred tax assets, net   ..............................     228
    Valuation allowance for deferred tax assets ........................    (266)
    Goodwill (see f) ...................................................   1,166
                                                                           -----
                                                                           1,316
                                                                           =====

     The new basis of accounting is reflected in partners' capital as revaluation capital. Because the purchase occurred a few business days before the end of the 1995 business year and business in 1995 subsequent to purchase was negligible, it was assumed that no income was earned subsequent to purchase to December 31, 1995. The conversion of FSE Computer Handelsgesellschaft mbH into FSE Computer-Handel GmbH & Co. KG effective on September 17, 1996 was accounted for at historical cost in a manner similar to that in pooling of interest accounting.

     Under pooling of interests accounting, the comparative figures of prior years presented are restated on a combined basis as if companies had been combined since the beginning of the earliest date presented. Therefore, the equity in the Company of prior years has been restated to present the Company as if it had been a limited partnership since inception.

 c) Marketable Securities

     Marketable Securities are accounted for in accordance with SFAS No. 115, in which "Available-for-sale Securities" are reported at fair value and unrealized holding gains and losses, if material, are reported as a separate component of partners' equity. The cost of marketable securities is calculated on a moving weighted average basis.

 d) Inventory

      Inventory items are valued individually at the lower of cost or market, with cost determined on a moving weighted average basis for like items.

 e) Leasehold Improvements, Operating Equipment, Furniture and Fixtures

     Leasehold improvements, operating equipment, furniture and fixtures are stated at cost net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the individual assets as follows:

      Leasehold improvements .......................................   Over term of lease
      Operating and office equipment (including automobiles)  ......          2 - 5 years
      Furniture and fixtures .......................................              3 years

 f) Goodwill

     Goodwill is stated at cost less accumulated amortization. The goodwill relating to the purchase of the business by Dr. Simmet from Mr. Strauss is being amortized over its estimated useful life of ten years. Recognized tax benefits for tax deductions for which valuation allowances have been recognized for deferred tax assets at acquisition are applied to reduce goodwill related to that acquisition.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS


 g) Fair Value of Financial Instruments

      The fair value of the Company's assets and liabilities which qualify as financial instruments under Statement of Financial Accounting Standards No. 107 approximate the carrying amounts presented in the balance sheets.

 h) Revenue Recognition

      Revenue is recognized when the merchandise has been delivered to the customer and the significant risks and rewards of ownership have been transferred from the Company to the customer.

 i) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 j) Foreign Exchange

     Foreign exchange gains and losses on transactions during the period are reflected in income. Assets and liabilities denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date.

 k) Income Taxes

      The Company complies with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed based on differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in future, based on enacted laws and rates applicable to the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

4) Significant Differences Between U.S. GAAP and German Accounting Principles Resulting in
  Limitations on Partner Withdrawals:

     These financial statements prepared under U.S. GAAP deviate significantly from the statements prepared under German accounting principles. Under German law, the amounts that can be withdrawn from the partnership are defined by German accounting law rather than by U.S. GAAP. As at September 30, 1997 the financial statements in accordance with German accounting principles disclose an amount due to limited partner equal to DM 1,631,109, which is the amount that is owed the limited partner under German law, rather than the DM 2,359,985 as disclosed under U.S. GAAP. In addition, German accounting principles do not allow the application of push-down accounting and therefore no revaluation capital is included in the limited partner's capital accounts in the financial statements prepared under German accounting principles.

5) Specific Provisions of the Partnership Agreement:

     Under the limited partnership agreement, the limited partner, Dr. Simmet, has fixed limited partner's capital of DM 250,000 and the general partner, which has unlimited liability and is charged with managing the Company, has no fixed capital in the limited partnership. The Company is to reimburse all expenses incurred by the general partner in connection with its activities as general partner. In addition, the general partner is to receive a risk premium of DM 5,000 per year for providing its unlimited liability. The general partner does not participate in the profits of the Company or in its losses insofar as the losses do not cause its insolvency.

     A current account is to be maintained for each partner, in which transactions between each partner and the limited partnership are recorded. Losses are to be recorded on special accumulated loss accounts. A separate

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

account is to be maintained for reserves held jointly and severally by the partners. Partners' current account balances at the end of each month bear interest at 2% annually above the current German Bundesbank discount rate. Ten percent of the net income for the year after the deduction of the general partner's risk premium and expense reimbursements are to be set aside as a joint and severally held capital reserve of the partnership, as long as no accumulated losses remain on the partners' special loss accounts. The remaining net income is to be credited to the partners' current accounts.

     In a general meeting of the partners on November 22, 1996, the partners agreed to waive their right to interest on their current accounts and also waived the creation of the capital reserve for the period ended December 31, 1996; in another general meeting of the partners on September 29, 1997, the partners waived the creation of the capital reserve for the period ended September 30, 1997.

6) Silent Partner:

     Under a silent partnership agreement dated January 1, 1996, Mittelstandische Beteiligungsgesellschaft Rheinland-Pfalz mbH, Mainz ("MBG") provided DM 500,000 in capital to the Company to assist in the financing of Dr. Simmet's purchase of the Company. The silent partnership terminates on December 30, 2002. For the capital provided, MBG receives annual fixed compensation equal to 7% of the capital provided payable quarterly. In addition, MBG receives a share of annual net income for tax purposes, before special write-downs and special items with an equity portion, of the Company not exceeding 1.5% of its capital contribution and not exceeding 50% of the annual net income of the Company. Unpaid amounts are accumulated and are payable in subsequent years. MBG does not participate in the losses of the Company insofar as it does not become insolvent: MBG's capital contribution is subordinated to that of other creditors but ranks ahead of the liabilities due to general and limited partners.

     MBG has the right to represent its interests on any supervisory board of the Company and its approval is required for any changes in the ownership structure of the Company.

     Because MBG does not participate in the losses of the Company and its capital contribution receives a fixed compensation amount based on the size of the contribution, which is analogous to interest, in economic substance the capital contribution is a long-term loan rather than partnership capital. Consequently, the MBG's interests in the Company are treated as a long-term loan in these financial statements.

7) Marketable Securities:

     Marketable securities consists of Commerzbank Money Market Fund US Dollar investment certificates which are being held as "Available-for-sale Securities". The market value of the securities presented in the balance sheets is not materially different from cost.

8) Leasehold Improvements, Operating Equipment, Furniture and Fixtures:

     Leasehold improvements, operating equipment (including automobiles), furniture and fixtures comprise:

                                                           1996          1997
                                                            DM            DM
                                                         -----------   ----------
Leasehold improvements  ..............................     444,564        451,200
Automobiles ..........................................     282,716        315,366
Operating and office equipment   .....................     587,025        918,198
Furniture and fixtures  ..............................      46,267         46,265
                                                           -------        -------
                                                         1,360,572      1,731,029
Less accumulated depreciation and amortization  ......     718,801        994,519
                                                         ---------      ---------
                                                           641,771        736,510
                                                         =========      =========

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

9) Goodwill:

     Goodwill relates to the application of push-down accounting as noted in
Note 3b. The development of goodwill during the periods is depicted as follows:

                                                                       1996        1997
                                                                      DM '000     DM '000
                                                                      ---------   --------
Goodwill at January 1 .............................................    1,166        975
Amortization of goodwill ..........................................      (87)       (87)
                                                                       -----        ---
                                                                       1,079        888
Reduction of goodwill due to recognition of tax benefit for which a
 valuation allowance had been accrued at acquisition   ............      (61)       (35)
                                                                       -----        ---
Goodwill as at September 30 .......................................    1,018        853
                                                                       =====        ===

 The accumulated amortization of goodwill amounted to DM 87 thousand and DM 174 thousand as at September 30, 1996 and 1997, respectively.

10) Loan Payable:

     The loan as at September 30, 1996 is payable to the former owner of the Company, Mr. Strauss and is unsecured, bears interest at 7% per annum as of October 1, 1995 and is due in January 1997. The loan was repaid in 1997.

11) Accrued Liabilities:

     Accrued liabilities include a DM 356,250 and DM 413,430 estimated liability for warranties as at September 30, 1996 and 1997, respectively.

12) Income Taxes:

     No provision for corporate income tax has been made in these financial statements, since the Company, as a limited partnership, has not been subject to this tax as of January 1, 1996. The financial statements include only provisions for income-related business taxes levied at a local level. Both resident and nonresident incorporated partners of the Company would be subject to German corporate tax on income earned from the partnership; both resident and nonresident natural persons would be subject to income tax on income earned from the partnership.

     The provision for income taxes includes DM 24,312 and DM 178,163 current tax expense as well as DM 74,466 and DM 49,700 deferred tax expense for the nine months ended September 30, 1996 and 1997, respectively.

13) Financial Commitments:

     Future annual commitments under operating leases requiring annual rental payments are estimated as follows:
                                   DM
                                 --------
1997  ........................     99,414
1998  ........................     93,099
1999  ........................          0
2000  ........................          0
2001  ........................          0
                                   ------
Thereafter  ..................    192,513
                                  =======

     During the periods expenses incurred under operating leases amounted to DM 72,656 and DM 97,048 for the nine months ended September 30, 1996 and 1997, respectively.

                 FSE COMPUTER-HANDEL GmbH & CO. KG, PIRMASENS

                  NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

     The Company has two long-term contracts for services which result in financial commitments of approximately DM 210,000 for 1997 and DM 10,000 for 1998. The expense incurred for such services during the periods amounted to DM 107,623 and DM 184,630 for the nine months ended September 30, 1996 and 1997, respectively.

14) Related Party Transactions:

     On October 1, 1995 the Company signed an agreement with Dr. Simmet whereby he is to manage the Company as managing director. Under the agreement, Dr. Simmet is to receive a gross salary totalling DM 25,000 per month plus a bonus equal to 10% of the income before taxes and bonuses under German accounting principles. This agreement remained effective after the change in ownership of the Company. Dr. Simmet's wife is employed by the Company as an administrative assistant at a gross salary of DM 5,548 per month.

15) Contingencies:

     The Company has given guarantees on a DM 1,233,330 bank loan granted to Dr. Simmet from the Kreissparkasse Kusel. In particular, the Company has given a general guarantee and has pledged its merchandise inventory and trade accounts receivable as well as its leasehold improvements, operating and office equipment (including automobiles), furniture and fixtures.

     In the ordinary course of business activities, the Company may become contingently liable for litigation and claims with customers, suppliers and former employees. Although it is not possible to estimate the extent of potential costs and losses, if any, management believes that the ultimate resolution of any such contingencies which may arise will not have a material adverse effect on the financial position of the Company. Management believes that the provisions made for contingent losses for estimated future warranty claims (see note 11) are adequate.

16) Subsequent Events:

     On November 13, 1997, 100% of the general partnership interest of the Company and 80% of the limited partnership interests of the Company were sold for an aggregate purchase price of DM 6,400,000, subject to certain adjustments as defined. Pursuant to the agreement an amount up to an additional 10% limited partnership interest may be sold to the purchaser for DM 1 million, subject to certain conditions, and the remaining 10% may be sold to certain managers of the Company for DM 800,000, subject to certain conditions. The purchase price will be paid in cash of DM 3.2 million on November 18, 1997, DM 1.6 million in cash payable on March 13, 1998 and DM 1.6 million of common stock on the date of issuance (146,949 shares) of IAT Multimedia, Inc., the purchaser. In connection with the sale, the Company's general guarantee and pledge of certain of its assets to Kreissparkasse Kusel (see note 15) have been released. In addition, the Company entered into a two year employment agreement with Dr. Simmet, the selling partner. The agreement provides for a monthly salary of DM 25,000.

     On November 15, 1997, the Company repaid all amounts due to the Company's silent partner.

                                  ANNEX B

            PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following Pro Forma Condensed Consolidated Balance Sheet information has been prepared based upon the unaudited historical condensed consolidated balance sheet of IAT as of September 30, 1997 and the unaudited historical condensed balance sheet of FSE as of September 30, 1997, and sets forth the pro forma balance sheet giving effect to the consummation of the acquisition of FSE and the related issuance of 146,949 shares of Common Stock in November 1997 as if such transaction had occurred on September 30, 1997. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations information for the nine months ended September 30, 1997 and for the year ended December 31, 1996 has been prepared based upon the unaudited historical consolidated statement of operations for the nine months ended September 30, 1997 and the audited historical consolidated statement of operations for the year ended December 31, 1996 of IAT and the unaudited historical statement of operations for the nine months ended September 30, 1997 and the audited historical statement of operations for the year ended December 31, 1996 of FSE and sets forth the pro forma statements of operations information giving effect to the acquisition of FSE and the related issuance of 146,949 shares of Common Stock as if such transaction had occurred on January 1 of each period.

     The following Unaudited Pro Forma Condensed Consolidated Balance Sheet information and Unaudited Pro Forma Condensed Consolidated Statements of Operations Information are not necessarily indicative of the actual financial position or results of operations that would have been reported if the events described above had occurred as of September 30, 1997 or on January 1 of each period, nor do they purport to indicate the results of the Company's future operations. Furthermore, the pro forma results do not give effect to all cost savings, or incremental costs that may occur as a result of the integration and consolidation of FSE. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made. The allocation of the FSE purchase price is preliminary, but is not expected to differ materially from the purchase price allocation reflected herein.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997



                                                        IAT           FSE
                                                    -------------  ------------
Assets
Cash and cash equivalents ........................  $ 7,938,344    $  821,715
Marketable securities  ...........................    3,177,570       507,110
Accounts receivable, net  ........................      127,305     1,508,857
Inventories   ....................................      348,566     1,269,006
Other current assets   ...........................      319,875        12,098
                                                    -----------    ----------
   Total current assets   ........................   11,911,660     4,118,786
Equipment and improvements, net ..................      655,644       418,044
Goodwill, net ....................................           --       483,881
Other assets  ....................................      438,030            --
                                                    -----------    ----------
   Total assets  .................................  $13,005,334    $5,020,711
                                                    ===========    ==========
Liabilities and Stockholders' Equity
Notes payable, banks   ...........................  $ 1,460,726    $       --
Accounts payable and other current liabilities   .      751,347     2,360,540
Loans payable, stockholders, current portion   .        448,276     1,487,473
                                                    -----------    ----------
   Total current liabilities .....................    2,660,349     3,848,013
                                                    ===========    ==========
Loans payable stockholders, net of current
portion ..........................................      425,690       283,801
Notes payable ....................................           --            --
Minority interest   ..............................
Stockholders' equity   ...........................    9,919,295       888,897
                                                    -----------    ----------
   Total liabilities and stockholders' equity   .   $13,005,334    $5,020,711
                                                    ===========    ==========

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997


                                                      PRO FORMA
                                                     ADJUSTMENTS      PRO FORMA
                                                    ---------------  -----------
Assets
Cash and cash equivalents ........................  $(3,016,623)A  $ 5,743,436
Marketable securities  ...........................           --      3,684,680
Accounts receivable, net  ........................           --      1,636,162
Inventories   ....................................           --      1,617,572
Other current assets   ...........................           --        331,973
                                                      ---------     ---------
   Total current assets   ........................   (3,016,623)    13,013,823
Equipment and improvements, net ..................           --      1,073,688
Goodwill, net ....................................    2,879,046B     3,362,927
Other assets  ....................................           --        438,030
                                                      ---------      ---------
   Total assets  .................................  $  (137,577)   $17,888,468
                                                      =========     ==========
Liabilities and Stockholders' Equity
Notes payable, banks   ...........................  $        --    $ 1,460,726
Accounts payable and other current liabilities   .           --      3,111,887
Loans payable, stockholders, current portion   .       (415,000)C    1,520,749
                                                      ---------      ---------
   Total current liabilities .....................     (415,000)     6,093,362
                                                      =========      =========
Loans payable stockholders, net of current
portion ..........................................           --        709,491
Notes payable ....................................           --             --
Minority interest   ..............................      260,779D       260,779
Stockholders' equity   ...........................       16,644E    10,824,836
                                                      ---------     ----------
   Total liabilities and stockholders' equity   .   $  (137,577)   $17,888,468
                                                      =========     ==========

                See accompanying notes to unaudited pro forma
                 condensed consolidated financial statements.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996



                                                     IAT             FSE
                                             -----------------  ---------------
Net sales .................................   $   1,193,302      $40,916,520
Cost of sales   ...........................         811,771       36,826,635
                                              -------------      -----------
Gross margin ..............................         381,531        4,089,885
                                              -------------      -----------
Operating expenses:
   Research & development costs, net ......       2,330,638               --
   Selling expenses   .....................       1,462,191        2,114,086
   General & administrative expenses ......       1,494,858        1,144,448
                                              -------------      -----------
                                                  5,287,687        3,258,534
                                              -------------      -----------
Operating income (loss)  ..................      (4,906,156)         831,351
Other income (expense):
   Interest expense   .....................        (213,136)         (63,673)
   Other income ...........................          10,814           87,287
   Minority interest  .....................              --               --
                                              -------------      -----------
Income (loss) before income taxes .........      (5,108,478)         854,965
Provision for income taxes  ...............              --          193,983
                                              -------------      -----------
Net income (loss)  ........................   $  (5,108,478)     $   660,982
                                              =============      ===========
Net loss per share of common stock   ......   $       (0.89)              --
                                              =============
Weighted average number of common
 shares outstanding   .....................       5,751,715               --
                                              =============

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                               PRO FORMA
                                              ADJUSTMENTS          PRO FORMA
                                             ----------------  -----------------
Net sales .................................    $       --       $  42,109,822
Cost of sales   ...........................            --          37,638,406
                                               ----------       -------------
Gross margin ..............................            --           4,471,416
                                               ----------       -------------
Operating expenses:
   Research & development costs, net       .           --           2,330,638
   Selling expenses   .....................            --           3,576,277
   General & administrative expenses .            259,304 F         2,898,610
                                               ----------       -------------
                                                  259,304           8,805,525
                                               ----------       -------------
Operating income (loss)  ..................      (259,304)         (4,334,109)
Other income (expense):
   Interest expense   .....................      (301,662)G          (578,471)
   Other income ...........................            --              98,101
   Minority interest  .....................      (132,196)H          (132,196)
                                               ----------       -------------
Income (loss) before income taxes .........      (693,162)         (4,946,675)
Provision for income taxes  ...............       108,825 I           302,808
                                               ----------       -------------
Net income (loss)  ........................    $  801,987       $  (5,249,483)
                                               ==========       =============
Net loss per share of common stock   ......            --       $       (0.89)
                                                                =============
Weighted average number of common
 shares outstanding   .....................            --           5,898,664
                                                                =============

                See accompanying notes to unaudited pro forma
                 condensed consolidated financial statements.

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT
          OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997



                                                   IAT               FSE
                                              -----------------  ---------------
Net sales  .................................   $     537,561      $26,982,763
Cost of sales ..............................         328,613       24,347,850
                                               -------------      -----------
Gross margin  ..............................         208,948        2,634,913
                                               -------------      -----------
Operating expenses:
   Research & development costs, net  ......       1,873,534               --
   Selling expenses ........................       1,474,334        1,345,682
   General & administrative expenses  ......       1,374,210          849,687
                                               -------------      -----------
                                                   4,722,078        2,195,369
                                               -------------      -----------
Operating income (loss)   ..................      (4,513,130)         439,544
Other income (expense):
   Interest expense ........................        (169,454)         (41,921)
   Interest income  ........................         362,322               --
   Other income  ...........................          17,428          190,446
   Minority interest   .....................              --               --
                                               -------------      -----------
Income (loss) before income taxes  .........      (4,302,834)         588,069
Provision for income taxes   ...............              --          132,633
                                               -------------      -----------
Net income (loss)   ........................   $  (4,302,834)     $   455,436
                                               =============      ===========
Net loss per share of common stock .........   $       (0.54)              --
                                               =============
Weighted average number of common shares
 outstanding  ..............................       7,970,762               --
                                               =============





                                                PRO FORMA
                                                ADJUSTMENTS       PRO FORMA
                                              ---------------  -----------------
Net sales  .................................    $       --      $  27,520,324
Cost of sales ..............................            --         24,676,463
                                                ----------      -------------
Gross margin  ..............................            --          2,843,861
                                                ----------      -------------
Operating expenses:
   Research & development costs, net  ......            --          1,873,534
   Selling expenses ........................            --          2,820,016
   General & administrative expenses  ......       201,580 F        2,425,477
                                                ----------      -------------
                                                   201,580          7,119,027
                                                ----------      -------------
Operating income (loss)   ..................      (201,580)        (4,275,166)
Other income (expense):
   Interest expense ........................            --           (211,375)
   Interest income  ........................      (124,436)G          237,886
   Other income  ...........................            --            207,874
   Minority interest   .....................       (91,087)H          (91,087)
                                                ----------      -------------
Income (loss) before income taxes  .........      (417,103)        (4,131,868)
Provision for income taxes   ...............        69,554 I          202,187
                                                ----------      -------------
Net income (loss)   ........................    $ (486,657)     $  (4,334,055)
                                                ==========      =============
Net loss per share of common stock .........            --      $       (0.53)
                                                                =============
Weighted average number of common shares
 outstanding  ..............................            --          8,117,711
                                                                =============

                See accompanying notes to unaudited pro forma
                 condensed consolidated financial statements.

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed consolidated financial statements give effect to the acquisition of FSE as if it had occurred on September 30, 1997 for the purposes of the unaudited pro forma condensed consolidated balance sheet and on January 1 of each period presented for purposes of the unaudited pro forma condensed consolidated statements of operations. The acquisition was accounted for using the purchase method of accounting. Accordingly, the aggregate consideration to be paid in connection with the proposed acquisition of FSE, will be allocated to FSE's assets purchased and liabilities assumed based on their fair market values, and any excess will be treated as goodwill. The purchase price was paid with the issuance of 146,949 shares of Multimedia's Common Stock and approximately $3,016,000 in cash including closing costs.

Balance Sheet

(A) Adjustment reflects the cash paid to the prior shareholders of FSE and anticipated closing costs paid in connection with the transaction.

(B) Goodwill recorded on the acquisition was calculated as follows:

           Fair market value of assets received   .........    $ 5,020,711
           Fair market value of liabilities assumed  ......      3,716,814
                                                               -----------
             Net assets   .................................      1,303,897
           Percentage of the company acquired  ............             80%
                                                               -----------
           Fair value of net assets acquired   ............      1,043,118
           Purchase price .................................      3,922,164
                                                               -----------
           Incremental goodwill ...........................      2,879,046
           Existing goodwill ..............................        483,881
                                                               -----------
           Total goodwill on acquisition ..................    $ 3,362,927
                                                               ===========

(C) Represents the amount the limited partner of FSE will be contributing to capital of FSE, at closing, pursuant to the purchase agreement between FSE and IAT.

(D) IAT acquired 80% of the outstanding limited partnership interests of FSE; therefore, minority interest is recorded on the remaining 20% calculated as follows:

           Net assets of FSE acquired .........    $ 1,303,897
           Minority interest percentage  ......             20%
                                                   -----------
           Minority interest ..................    $   260,779
                                                   ===========

(E) Represents the elimination of stockholders' equity of FSE and the issuance of 146,949 shares of Common Stock of Multimedia to the FSE shareholder valued at approximately $905,000 which represented the fair market value on the date of closing.

Statements of Operations

(F) Adjustment reflects the amortization of the goodwill recorded on the FSE acquisition over a 10 year life. In addition, FSE has recorded historical amortization of goodwill from prior acquisitions which is eliminated as follows:

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


                                                                 Year ended          Nine months ended
                                                              December 31, 1996     September 30, 1997
                                                              -------------------   -------------------
Amortization of goodwill -- IAT ...........................       $ 336,293             $ 252,220
Historical amortization of goodwill recorded by FSE  ......         (76,989)              (50,640)
                                                                  ---------             ---------
                                                                  $ 259,304             $ 201,580
                                                                  =========             =========

(G) Adjustment reflects additional interest expense at 10% per annum on additional borrowings which would have been necessary during 1996 in order to fund the cash portion of the FSE acquisition or a reduction of interest income during 1997 for the cash used in the FSE acquisition, at a rate of 5.5% which represents the average current earnings on the Company's cash equivalents and investments in marketable securities.

(H) Adjustment reflects the minority stockholders' equity interest (20%) in earnings of FSE.

(I) Adjustment reflects the difference between the German corporate tax on FSE income, which will be payable by IAT, and the German partnership tax payable by FSE.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  IAT MULTIMEDIA, INC.



                                  By:/s/ Klaus Grissemann
                                     -------------------------------------------
                                     Name:  Klaus Grissemann
                                     Title: Chief Financial Officer and Director


Date: December 17, 1997









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